UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2026

Cartica Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41198	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 11th Floor New York, NY (Address of principal executive offices)	10105 (Zip Code)

+1 (202) 741-3677

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

As previously disclosed, on June 24, 2024, Cartica Acquisition Corp, a Cayman Islands exempted company (“Cartica”), entered into an Agreement and Plan of Merger (as amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Cartica, Nidar Infrastructure Limited, a Cayman Islands exempted company (“Nidar”), and Yotta Data and Cloud Limited, a Cayman Islands exempted company and a wholly owned subsidiary of Nidar (“Merger Sub”).

Termination Agreement

On January 7, 2026, Cartica, Nidar, Merger Sub and Cartica Acquisition Partners, LLC (the “Sponsor”) entered into a Termination of the Business Combination Agreement (the “Termination Agreement”) to terminate the Business Combination Agreement and provide for certain other matters in connection therewith, as described below. Upon the termination of the Business Combination Agreement, each of the (i) Sponsor Lock-Up and Support Agreement and (ii) the Company Shareholder Lock-Up and Support Agreement (each as defined in the Business Combination Agreement) were automatically terminated in accordance with their respective terms.

Pursuant to the Termination Agreement, (i) Cartica and the Sponsor acquitted, released and discharged each of Nidar, Merger Sub and their respective Affiliates and Representatives (each as defined in the Business Combination Agreement) from all Cartica Released Claims (as defined in the Termination Agreement), and (ii) each of Nidar and Merger Sub acquitted, released and discharged Cartica, the Sponsor and their respective Affiliates and Representatives from all Company Released Claims (as defined in the Termination Agreement), in each case with respect to the Business Combination Agreement, the other Transaction Documents (as defined in the Business Combination Agreement) and the transactions contemplated by the Business Combination Agreement and the other Transaction Documents (collectively, the “Business Combination”), in each case except for any claims, if any, based upon fraud, a breach of the Termination Agreement or a breach of the Confidentiality Agreement (as defined in the Business Combination Agreement).

Nidar agreed to pay to Cartica, for use to pay certain expenses and fees incurred by Cartica in connection with the Business Combination, an aggregate of $7,000,000 to be paid in seven equal monthly installments, beginning on January 31, 2026 and ending on July 31, 2026 (each, an “Expense Payment”). These amounts will be held outside of Cartica’s trust account and will be used to meet certain liabilities due to Cartica’s creditors.

Nidar also agreed to indemnify Cartica, the Sponsor and their respective Affiliates and Representatives (the “Cartica Indemnitees”) from and against any and all damages or other amounts payable, as well as any reasonable attorneys’ fees and costs of litigation (collectively, “Indemnifiable Losses”), incurred by such Cartica Indemnitee to the extent resulting from claims, suits, proceedings or causes of action brought by a third party against such Cartica Indemnitee that arise from or are based on the Termination Agreement, subject to the Indemnification Cap (as defined below). Nidar also agreed to pay or reimburse the premium, broker fee and other costs in an amount up to $500,000 (collectively, the “Premium”) for an insurance policy (the “Policy”) for the Cartica Indemnitees with coverage of up to $5,000,000 and an aggregate deductible for claims thereunder of $500,000 (the “Deductible”) and to pay the Deductible for Indemnifiable Losses for which coverage is sought under the Policy. The Termination Agreement provides that the aggregate liability of Nidar for any Indemnifiable Losses (including the payment of the Deductible for Indemnifiable Losses for which coverage is sought under the Policy, but excluding the Premium) will not exceed $500,000 (the “Indemnification Cap”).

Pursuant to the Termination Agreement, the Sponsor acquitted, released and discharged (the “Sponsor Release”) Cartica from and with respect to, any and all amounts owed by Cartica to the Sponsor, including without limitation all promissory notes previously issued by Cartica to the Sponsor, and as consideration for the Sponsor, and an inducement of the Sponsor to enter into the Termination Agreement and make the Sponsor Release, Nidar issued to the Sponsor (i) a convertible promissory note (the “Convertible Note”) and (b) a warrant to purchase securities (the “Warrant”). Cartica is not a party to the Convertible Note or Warrant and will not receive any securities of Nidar in connection with the Termination Agreement.

In connection with the Termination Agreement, the parties to the Termination Agreement made certain representations and warranties to each other, including that (i) each such party has not taken any action that would constitute a breach of Section 8.03 of the Business Combination Agreement, which relates to exclusivity under the Business Combination Agreement, and (ii) each party has not otherwise entered into any definitive agreements or engaged in any negotiations concerning any transactions, including any equity or debt financing transactions, intended to be an alternative to the consummation of the Business Combination.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Convertible Note

The Convertible Note has a principal amount of $21,900,000 (the “Principal Amount”). Upon the consummation of a Qualified Offering (as defined below), the Convertible Note will convert into ordinary shares, of par value $1.00 each, of Nidar, or, in the case of a Qualified Offering of securities other than securities of Nidar, the equity securities sold in the Qualified Offering, and the Convertible Note will convert into a number of such securities equal to the quotient of (i) the Principal Amount divided by (ii) the offering price for the Qualified Offering. A “Qualified Offering” is (i) an initial public offering of equity securities of (y) Nidar or (z) a subsidiary of Nidar or an affiliate of Nidar that is a successor to Nidar’s business (each, an “Affiliated Issuer”) or any merger or other transaction of Nidar or an Affiliated Issuer, in each case resulting in the listing and trading of such equity securities on a stock exchange or (ii) a sale of equity securities of Nidar or an Affiliated Issuer resulting in gross proceeds of no less than $100,000,000.

If a Qualified Offering occurs on or prior to March 31, 2027, the Principal Amount will not bear interest. However, if a Qualified Offering does not occur on or prior to March 31, 2027, then from and after the issuance date, the Principal Amount will bear interest at a rate per annum equal to the Secured Overnight Financing Rate plus five percent (5%) (the “Interest Rate”).

If no Qualified Offering occurs on or prior to March 31, 2027, all then-outstanding Principal Amount and all accrued interest will become due and payable on April 30, 2029, with the then-outstanding Principal Amount and all interest repaid in 24 equal monthly installments beginning on May 31, 2027 and continuing on the last day of each month thereafter through and including April 30, 2029.

Nidar may, at its option, prepay amounts due under the Convertible Note, in whole or in part. However, if Nidar prepays any amounts due under the Convertible Note prior to March 31, 2027, the payment must also include an amount equal to the interest that would have accrued on the portion of the Principal Amount then being prepaid, compounding quarterly, had interest accrued at the Interest Rate beginning on the Issuance Date.

Warrant

The Warrant provides the Sponsor with the right to purchase up to 15,900,000 Underlying Securities (as defined below) following a Qualified Offering at a price equal to 80% of the offering price for the Qualified Offering. The “Underlying Securities” are the class or series of equity securities of Nidar or an Affiliated Issuer that are offered and sold in a Qualified Offering. Following a Qualified Offering, the Sponsor may exercise the Warrant, in whole or in part, on a cash or cashless basis. The Warrant contains customary anti-dilution and adjustment provisions.

Backstop Side Letter

In connection with the Termination Agreement, and as an inducement for Cartica to enter into the Termination Agreement, Cartica, the Sponsor and Namaste Universe Sponsor LLC, the managing member of the Sponsor (“Namaste”) entered into a side letter related to the Expense Payments (“Backstop Side Letter”). Pursuant to the Backstop Side Letter, if Nidar fails to make any Expense Payment when due under the Termination Agreement, (i) Namaste must pay to the Sponsor an amount equal to such Expense Payment and (ii) the Sponsor must pay to Cartica an amount equal to the Expense Payment. Pursuant to the Backstop Side Letter, if Nidar subsequently pays the applicable Expense Payment or Cartica otherwise recovers such Expense Payment from Nidar, Cartica must repay to the Sponsor such Expense Payment and the Sponsor must repay such Expense Payment to Namaste.

The foregoing description of the Backstop Side Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Backstop Side Letter, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 8.01 Other Events

As a result of the termination of the Business Combination Agreement, it is not possible for Cartica to consummate a business combination by the deadline (February 7, 2026) specified in Cartica’s Amended and Restated Memorandum and Articles of Association of Cartica, dated January 4, 2022, as amended (the “Articles”). Accordingly, on February 7, 2026, in accordance with article 163(a) of the Articles, Cartica will (a) cease all operations except for the purpose of winding up dissolution and liquidation of Cartica,(b) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Class A ordinary shares, par value $0.0001 per share (“Public Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (the “Trust Fund”), including interest earned on the Trust Fund and not previously released to Cartica to pay income taxes, if any, divided by the number of Public Shares then in issue, which redemption will completely extinguish the holders of Public Shares’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (c) as promptly as reasonably possible following such redemption, subject to the approval of Cartica’s remaining shareholders and directors, wind up, dissolve and liquidate subject in the case of (a) and (b) to its obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. Such statements may include, but are not limited to, statements regarding the redemption of Class A Shares. The forward-looking statements contained in this Current Report on Form 8-K reflect Cartica’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual events to differ significantly from those expressed in any forward-looking statement. Cartica does not guarantee that the transactions and events described will happen as described (or that they will happen at all). Please refer to the publicly filed documents of Cartica, including Cartica’s Annual Report on Form 10-K, as filed with the SEC on March 31, 2024, for risks and uncertainties which may affect the statements made in this Current Report on Form 8-K. All forward-looking statements speak only as of the date of this Current Report on Form 8-K.

If any of the risks identified in documents publicly filed by Cartica materialize or Cartica’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While forward-looking statements reflect Cartica’s good faith beliefs, they are not guarantees of future performance. Cartica disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this Current Report on Form 8-K, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Cartica.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Termination of the Business Combination Agreement, dated January 7, 2026, by and between Cartica Acquisition Corp, Nidar Infrastructure Limited, Yotta Data and Cloud Limited and Cartica Acquisition Partners, LLC.

10.2	Letter Agreement, dated January 7, 2026, by and between Cartica Acquisition Corp, Cartica Acquisition Partners, LLC and Namaste Universe Sponsor LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTICA ACQUISITION CORP

Date: January 7, 2026	By:	/s/ Suresh Guduru
	Name:	Suresh Guduru
	Title:	Chairman and Chief Executive Officer